Exhibit 99.1

SS&C Technologies Releases Q2 2024 Earnings Results, Announces $1 Billion Common Stock Repurchase Program

Q2 2024 GAAP revenue $1,451.5 million, up 6.5%, Fully Diluted GAAP Earnings Per Share $0.75, up 47.1%

Record Adjusted revenue $1,452.4 million, up 6.5%, Adjusted Diluted Earnings Per Share $1.27, up 17.6%

WINDSOR, CT, July 25, 2024 (PR Newswire) SS&C Technologies Holdings, Inc. (NASDAQ: SSNC), a global provider of investment, financial and healthcare software and software-enabled services, today announced its financial results for the second quarter ended June 30, 2024.

	Three Months Ended June 30,			Six Months Ended June 30,
(in millions, except per share data):	2024	2023	Change	2024	2023	Change
GAAP Results
Revenue	$1,451.5	$1,362.6	6.5%	$2,886.5	$2,725.3	5.9%
Operating income	327.6	288.2	13.7%	660.5	568.3	16.2%
Operating income margin	22.6%	21.2%	140 bps	22.9%	20.9%	200 bps
Diluted earnings per share attributable to SS&C	$0.75	$0.51	47.1%	$1.38	$1.00	38.0%
Net income attributable to SS&C	190.3	130.7	45.6%	347.9	256.7	35.5%
Adjusted Non-GAAP Results (defined in Notes 1 - 4 below)
Adjusted revenue	$1,452.4	$1,363.4	6.5%	$2,888.2	$2,726.8	5.9%
Adjusted operating income attributable to SS&C	541.7	485.8	11.5%	1,081.7	978.8	10.5%
Adjusted operating income margin	37.3%	35.6%	170 bps	37.5%	35.9%	160 bps
Adjusted diluted earnings per share attributable to SS&C	$1.27	$1.08	17.6%	$2.55	$2.22	14.9%
Adjusted consolidated EBITDA attributable to SS&C	558.9	502.4	11.2%	1,115.7	1,011.3	10.3%
Adjusted consolidated EBITDA margin	38.5%	36.8%	170 bps	38.6%	37.1%	150 bps

Second Quarter 2024 Highlights:

•
Q2 2024 GAAP Revenue growth and Adjusted Revenue growth were 6.5 percent
•
Adjusted Organic Revenue Growth was 6.4 percent, Financial Services Recurring Revenue Growth was 7.7 percent.
•
Q2 2024 we bought back 3.7 million shares for $227.0 million, at an average price of $62.17 per share. This is the highest share buyback of any quarter in our history.
•
SS&C reported GAAP net income attributable to SS&C of $190.3 million, up 45.6 percent and adjusted consolidated EBITDA attributable to SS&C of $558.9 million for Q2 2024, up 11.2 percent.
•
GAAP operating income margin for Q2 2024 was 22.6 percent. Adjusted consolidated EBITDA margin for Q2 2024 was 38.5 percent.
•
SS&C will host a 2024 Analyst Day on September 18th at the Nasdaq Marketsite in New York City.
•
SS&C Deliver, our annual client conference, will be October 6-8 in New Orleans, Louisiana, and will feature David Rubenstein, co-Founder and co-Chairman of the Carlyle Group as our keynote speaker.

“SS&C’s momentum continued into the second quarter; we reported 6.4 percent organic revenue growth and $1.27 in adjusted diluted EPS, up 17.6 percent” says Bill Stone, Chairman and Chief Executive Officer. “The strong results SS&C delivered in the first half of 2024 are indicative of the work we have put in over the last few years. We will continue to be aggressive with stock buy backs as long as we feel our stock is undervalued. Our goal is to maximize long term shareholder value.”

Operating Cash Flow

SS&C generated net cash from operating activities of $565.4 million for the six months ended June 30, 2024, compared to $584.2 million for the same period in 2023, a 3.2% decrease. SS&C ended the second quarter with $462.7 million in cash and cash equivalents and $6,653.1 million in gross debt. SS&C’s net debt balance as defined in our credit agreement, which excludes cash and cash equivalents of $88.5 million held at DomaniRx, LLC was $6,278.9 million as of June 30, 2024. SS&C’s consolidated net leverage ratio as defined in our credit agreement stood at 2.84 times consolidated EBITDA attributable to SS&C as of June 30, 2024. SS&C’s net secured leverage ratio stood at 1.60 times consolidated EBITDA attributable to SS&C as of June 30, 2024.

SS&C Announces $1 Billion Common Stock Repurchase Program

SS&C announced that as part of the Company's capital allocation strategy to maximize long-term stockholder value, its Board of Directors (“Board”) has authorized the renewal of the stock repurchase program, which will enable the Company to repurchase up to $1 billion in the aggregate of the Company’s outstanding shares of common stock. Under the renewed program, SS&C’s proposed repurchases may be made from time to time in one or more transactions on the open market or in privately negotiated purchase and/or through other legally permissible means, depending on market conditions and in accordance with applicable rules and regulations promulgated under the Securities Exchange Act of 1934, as amended.

The timing and amount of any shares repurchased will be determined by the Company's management based on its evaluation of market conditions and other factors. Repurchases may also be made under a Rule 10b5-1 plan, which would permit shares to be repurchased when the Company might otherwise be precluded from doing so under insider trading laws. The repurchase program may be suspended or discontinued at any time. Any repurchased shares will be available for use in connection with the SS&C’s stock plans and for other corporate purposes. The Company’s authority to repurchase shares under the renewed program shall continue until the one year anniversary of the Board’s authorization, unless earlier terminated by the Board.

Guidance

	Q3 2024	FY 2024
Adjusted Revenue ($M)	$1,420.0 – $1,460.0	$5,706.2 – $5,866.2
Adjusted Net Income attributable to SS&C ($M)	$304.6 – $320.6	$1,246.3 – $1,326.3
Interest Expense[1] ($M)	$107.0 – $109.0	$435.0 – $443.0
Adjusted Diluted Earnings per Share attributable to SS&C	$1.21 – $1.27	$4.98 – $5.22
Cash from Operating Activities ($M)	–	$1,305.0 – $1,385.0
Capital Expenditures (% of revenue)	–	4.1% – 4.5%
Diluted Shares (M)	251.6 – 252.6	250.9 – 253.9
Effective Income Tax Rate (%)	26%	26%

1Interest expense is net of deferred financing cost amortization and original issue discount

SS&C does not provide reconciliations of guidance for Adjusted Revenues and Adjusted Net Income to comparable GAAP measures, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. SS&C is unable, without unreasonable efforts, to forecast certain items required to develop meaningful comparable GAAP financial measures. These items include acquisition transactions and integration, foreign exchange rate changes, as well as other non-cash and other adjustments as defined under the Company’s Credit agreement, that are difficult to predict in advance in order to include in a GAAP estimate. The unavailable information could have a significant impact on Q3 2024 and FY 2024 GAAP financial results.

Non-GAAP Financial Measures

Adjusted revenue, adjusted operating income, adjusted consolidated EBITDA, adjusted net income and adjusted diluted earnings per share are non-GAAP measures. See the accompanying notes for the reconciliations and definitions for each of these non-GAAP measures and the reasons our management believes these measures provide useful information to investors regarding our financial condition and results of operations.

Earnings Call and Press Release

SS&C’s second quarter 2024 earnings call will take place at 5:00 p.m. eastern time today, July 25, 2024. The call will discuss second quarter 2024 results. Interested parties may dial 888-210-4650 (US and Canada) or 646-960-0327 (International), and request the “SS&C Technologies Second Quarter 2024 Earnings Conference Call”; conference ID #4673675. In connection with the earnings call, a presentation will be available on SS&C’s website at www.ssctech.com. The call will be available for replay via the webcast on SS&C’s website; access: https://investor.ssctech.com/financials/quarterly-results/default.aspx

Certain information contained in this press release relating to, among other things, the Company’s financial guidance for the third quarter and full year of 2024 constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, expectations, intentions, projections, developments, future events, performance, underlying assumptions, and other statements that are other than statements of historical facts. Without limiting the foregoing, the words “believes”, “anticipates”, “plans”, “expects”, “estimates”, “projects”, “forecasts”, “may”, “assume”, “intend”, “will”, “continue”, “opportunity”, “predict”, “potential”, “future”, “guarantee”, “likely”, “target”, “indicate”, “would”, “could” and “should” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements are accompanied by such words. Such statements reflect management’s best judgment based on factors currently known but are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such risks and uncertainties include, but are not limited to, the state of the economy and the financial services industry and other industries in which the Company’s clients operate, the Company’s ability to realize anticipated benefits from its acquisitions, including DST Systems, Inc., the effect of customer consolidation on demand for the Company’s products and services, the increasing focus of the Company’s business on the hedge fund industry, the variability of revenue as a result of activity in the securities markets, the ability to retain and attract clients, fluctuations in customer demand for the Company’s products and services, the intensity of competition with respect to the Company’s products and services, the exposure to litigation and other claims, terrorist activities and other catastrophic events, disruptions, attacks or failures affecting the Company’s software-enabled services, risks associated with the Company’s foreign operations, privacy concerns relating to the collection and storage of personal information, evolving regulations and increased scrutiny from regulators, the Company’s ability to protect intellectual property assets and litigation regarding intellectual property rights, delays in product development, investment decisions concerning cash balances, regulatory and tax risks, risks associated with the Company’s joint ventures, changes in accounting standards, risks related to the Company’s substantial indebtedness, the market price of the Company’s stock prevailing from time to time, and the risks discussed in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which are on file with the Securities and Exchange Commission and can also be accessed on our website. Forward-looking statements speak only as of the date on which they are made and, except to the extent required by applicable securities laws, we undertake no obligation to update or revise any forward-looking statements.

About SS&C Technologies

SS&C is a global provider of services and software for the financial services and healthcare industries. Founded in 1986, SS&C is headquartered in Windsor, Connecticut, and has offices around the world. Some 20,000 financial services and healthcare organizations, from the world's largest companies to small and mid-market firms, rely on SS&C for expertise, scale, and technology.

Follow SS&C on Twitter, LinkedIn and Facebook.

For more information

Brian Schell

Chief Financial Officer

Tel: +1-816-642-0915

E-mail: InvestorRelations@sscinc.com

Justine Stone

Investor Relations

Tel: +1-212-367-4705

E-mail: InvestorRelations@sscinc.com

SS&C Technologies Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Comprehensive Income

(in millions, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenues:
Software-enabled services	$1,192.4	$1,106.5	$2,380.1	$2,220.7
License, maintenance and related	259.1	256.1	506.4	504.6
Total revenues	1,451.5	1,362.6	2,886.5	2,725.3
Cost of revenues:
Software-enabled services	654.0	628.6	1,287.8	1,259.6
License, maintenance and related	99.2	92.9	193.2	187.6
Total cost of revenues	753.2	721.5	1,481.0	1,447.2
Gross profit	698.3	641.1	1,405.5	1,278.1
Operating expenses:
Selling and marketing	142.6	137.1	283.5	276.9
Research and development	128.7	119.6	249.6	237.8
General and administrative	99.4	96.2	211.9	195.1
Total operating expenses	370.7	352.9	745.0	709.8
Operating income	327.6	288.2	660.5	568.3
Interest expense, net	(113.3)	(118.0)	(229.3)	(229.9)
Other income, net	0.6	14.9	7.2	20.3
Equity in earnings of unconsolidated affiliates, net	17.3	9.4	19.6	15.1
Loss on extinguishment of debt	(27.7)	—	(28.8)	(0.6)
Income before income taxes	204.5	194.5	429.2	373.2
Provision for income taxes	13.8	63.6	80.5	116.1
Net income	190.7	130.9	348.7	257.1
Net income attributable to noncontrolling interest	(0.4)	(0.2)	(0.8)	(0.4)
Net income attributable to SS&C common stockholders	$190.3	$130.7	$347.9	$256.7

Basic earnings per share attributable to SS&C common stockholders	$0.77	$0.53	$1.41	$1.03
Diluted earnings per share attributable to SS&C common stockholders	$0.75	$0.51	$1.38	$1.00

Basic weighted-average number of common shares outstanding	246.2	248.5	246.6	249.5
Diluted weighted-average number of common and common equivalent shares outstanding	252.3	255.0	252.7	256.0

Net income	$190.7	$130.9	$348.7	$257.1
Other comprehensive income (loss), net of tax:
Foreign currency exchange translation adjustment	2.7	66.2	(44.9)	108.2
Change in defined benefit pension obligation	0.1	(0.1)	0.1	—
Total other comprehensive income (loss), net of tax	2.8	66.1	(44.8)	108.2
Comprehensive income	193.5	197.0	303.9	365.3
Comprehensive income attributable to noncontrolling interest	(0.4)	(0.2)	(0.8)	(0.4)
Comprehensive income attributable to SS&C common stockholders	$193.1	$196.8	$303.1	$364.9

SS&C Technologies Holdings, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in millions)

(unaudited)

	June 30,	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$462.7	$432.2
Funds receivable and funds held on behalf of clients	1,624.2	2,615.6
Accounts receivable, net	868.4	799.4
Contract asset	40.7	36.1
Prepaid expenses and other current assets	132.8	165.8
Restricted cash	3.3	2.4
Total current assets	3,132.1	4,051.5
Property, plant and equipment, net	304.7	315.3
Operating lease right-of-use assets	203.9	221.4
Investments	181.2	184.7
Unconsolidated affiliates	337.1	345.2
Contract asset	101.7	99.7
Goodwill	8,935.3	8,969.5
Intangible and other assets, net	3,709.2	3,915.2
Total assets	$16,905.2	$18,102.5
Liabilities and Equity
Current liabilities:
Current portion of long-term debt	$39.0	$51.5
Client funds obligations	1,624.2	2,615.6
Accounts payable	57.2	80.3
Income taxes payable	1.0	22.3
Accrued employee compensation and benefits	221.6	270.2
Interest payable	36.1	29.4
Other accrued expenses	229.7	232.3
Deferred revenue	482.9	470.3
Total current liabilities	2,691.7	3,771.9
Long-term debt, net of current portion	6,575.1	6,668.5
Operating lease liabilities	183.0	199.1
Other long-term liabilities	198.9	248.7
Deferred income taxes	769.7	816.6
Total liabilities	10,418.4	11,704.8
SS&C stockholders' equity	6,427.9	6,339.6
Noncontrolling interest	58.9	58.1
Total equity	6,486.8	6,397.7
Total liabilities and equity	$16,905.2	$18,102.5

SS&C Technologies Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(in millions)

(unaudited)

	Six Months Ended June 30,
	2024	2023
Cash flow from operating activities:
Net income	$348.7	$257.1
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	333.0	331.8
Equity in earnings of unconsolidated affiliates, net	(19.6)	(15.1)
Distributions received from unconsolidated affiliates	2.5	16.2
Stock-based compensation expense	95.7	75.4
Net losses (gains) on investments	0.6	(1.8)
Amortization and write-offs of loan origination costs and original issue discounts	5.2	6.9
Loss on extinguishment of debt	28.8	0.6
(Gain) loss on sale or disposition of property and equipment	(0.1)	6.9
Deferred income taxes	(49.4)	(52.7)
Provision for credit losses	9.7	8.0
Changes in operating assets and liabilities, excluding effects from acquisitions:
Accounts receivable	(83.3)	(28.2)
Prepaid expenses and other assets	16.5	62.7
Contract assets	(7.2)	9.0
Accounts payable	(37.4)	(5.0)
Accrued expenses and other liabilities	(90.2)	(106.4)
Income taxes prepaid and payable	(8.3)	0.9
Deferred revenue	20.2	17.9
Net cash provided by operating activities	565.4	584.2
Cash flow from investing activities:
Cash paid for business acquisitions, net of cash acquired and asset acquisitions	(0.9)	(0.1)
Additions to property and equipment	(15.8)	(24.2)
Proceeds from sale of property and equipment	3.2	—
Additions to capitalized software	(100.2)	(97.2)
Proceeds from sales / maturities of investments	0.2	2.1
Distributions received from unconsolidated affiliates	24.5	—
Collection of other non-current receivables	5.0	5.0
Net cash used in investing activities	(84.0)	(114.4)
Cash flow from financing activities:
Cash received from debt borrowings, net of original issue discount	4,745.0	175.0
Repayments of debt	(4,850.1)	(344.8)
Payment of deferred financing fees	(30.0)	—
Net decrease in client funds obligations	(1,151.6)	(613.6)
Proceeds from exercise of stock options	103.7	45.1
Withholding taxes paid related to equity award net share settlement	(14.9)	(1.6)
Purchases of common stock for treasury	(279.9)	(244.1)
Dividends paid on common stock	(119.8)	(101.2)
Net cash used in financing activities	(1,597.6)	(1,085.2)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(3.9)	0.6
Net decrease in cash, cash equivalents and restricted cash	(1,120.1)	(614.8)
Cash, cash equivalents and restricted cash, beginning of period	2,998.6	1,337.6
Cash, cash equivalents and restricted cash and cash equivalents, end of period	$1,878.5	$722.8

Reconciliation of cash, cash equivalents and restricted cash and cash equivalents:
Cash and cash equivalents	$462.7	$439.7
Restricted cash and cash equivalents	3.3	2.5
Restricted cash and cash equivalents included in funds receivable and funds held on behalf of clients	1,412.5	280.6
	$1,878.5	$722.8

SS&C Technologies Holdings, Inc. and Subsidiaries

Disclosures Relating to Non-GAAP Financial Measures

Note 1. Reconciliation of Revenues to Adjusted Revenues

Adjusted revenues represents revenues adjusted to include a) amounts that would have been recognized if deferred revenue were not adjusted to fair value at the date of acquisition and b) amounts that would have been recognized if not for adjustments to deferred revenue and retained earnings related to the adoption of ASC 606. Adjusted revenues is presented because we use this measure to evaluate performance of our business against prior periods and believe it is a useful indicator of the underlying performance of our business. Adjusted revenues is not a recognized term under generally accepted accounting principles (“GAAP”). Adjusted revenues does not represent revenues, as that term is defined under GAAP, and should not be considered as an alternative to revenues as an indicator of our operating performance. Adjusted revenues as presented herein is not necessarily comparable to similarly titled measures presented by other companies. Below is a reconciliation of adjusted revenues to revenues, the GAAP measure we believe to be most directly comparable to adjusted revenues.

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2024	2023	2024	2023
Revenues	$1,451.5	$1,362.6	$2,886.5	$2,725.3
ASC 606 adoption impact	(0.7)	(0.8)	(1.5)	(1.7)
Purchase accounting adjustments impact on revenue	1.6	1.6	3.2	3.2
Adjusted revenues	$1,452.4	$1,363.4	$2,888.2	$2,726.8

The following is a breakdown of software-enabled services and license, maintenance and related revenues and adjusted software-enabled services and license, maintenance and related revenues.

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2024	2023	2024	2023
Software-enabled services	$1,192.4	$1,106.5	$2,380.1	$2,220.7
License, maintenance and related	259.1	256.1	506.4	504.6
Total revenues	$1,451.5	$1,362.6	$2,886.5	$2,725.3

Software-enabled services	$1,193.3	$1,107.4	$2,381.8	$2,222.3
License, maintenance and related	259.1	256.0	506.4	504.5
Total adjusted revenues	$1,452.4	$1,363.4	$2,888.2	$2,726.8

Note 2. Reconciliation of Operating Income to Adjusted Operating Income

Adjusted operating income represents operating income adjusted for amortization of intangible assets, stock-based compensation, purchase accounting adjustments for deferred revenue and related costs, ASC 606 adoption impact and other expenses. Adjusted operating income is presented because we use this measure to evaluate performance of our business and believe it is a useful indicator of our underlying performance. Adjusted operating income is not a recognized term under GAAP. Adjusted operating income does not represent operating income, as that term is defined under GAAP, and should not be considered as an alternative to operating income as an indicator of our operating performance. Adjusted operating income as presented herein is not necessarily comparable to similarly titled measures by other companies. The following is a reconciliation between adjusted operating income and operating income, the GAAP measure we believe to be most directly comparable to adjusted operating income.

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2024	2023	2024	2023
Operating income	$327.6	$288.2	$660.5	$568.3
Amortization of intangible assets	149.1	147.9	296.7	294.7
Stock-based compensation	50.6	33.5	95.7	75.4
Purchase accounting adjustments (1)	3.1	3.6	6.1	8.4
ASC 606 adoption impact	(0.6)	(0.8)	(1.3)	(1.5)
Acquisition related (2)	0.3	3.1	1.1	5.4
Facilities and workforce restructuring	7.4	10.9	19.6	28.7
Other (3)	5.3	—	5.5	0.6
Adjusted operating income	$542.8	$486.4	$1,083.9	$980.0
Adjusted operating income attributable to noncontrolling interest (4)	(1.1)	(0.6)	(2.2)	(1.2)
Adjusted operating income attributable to SS&C common stockholders	$541.7	$485.8	$1,081.7	$978.8

(1)
Purchase accounting adjustments include (a) an adjustment to increase revenues by the amount that would have been recognized if deferred revenue were not adjusted to fair value at the date of acquisition, (b) an adjustment to increase personnel and commissions expense by the amount that would have been recognized if prepaid commissions and deferred personnel costs were not adjusted to fair value at the date of the acquisitions and (c) an adjustment to decrease depreciation expense by the amount that would not have been recognized if property, plant and equipment were not adjusted to fair value at the date of acquisition.
(2)
Acquisition related includes costs related to both current acquisitions and the resolution of pre-acquisition matters for prior period acquisitions.
(3)
Other includes additional expenses and income that are permitted to be excluded per the terms of our Credit Agreement from Consolidated EBITDA, a financial measure used in calculating our covenant compliance.
(4)
In 2021, we entered into a joint venture named DomaniRx, LLC in which we are the majority interest holder and primary beneficiary. As such, we consolidate DomaniRx, LLC as a variable interest entity. Adjusted operating income attributable to noncontrolling interest represents adjusted operating income based on the ownership interest retained by the respective noncontrolling parties.

Note 3. Reconciliation of Net Income to EBITDA, Consolidated EBITDA and Adjusted Consolidated EBITDA

EBITDA represents net income before interest expense, income taxes, depreciation and amortization. Consolidated EBITDA, defined under our Credit Agreement entered into in April 2018, as amended, is used in calculating covenant compliance, and is EBITDA adjusted for certain items. Consolidated EBITDA is calculated by subtracting from or adding to EBITDA items of income or expense described below. Adjusted Consolidated EBITDA is calculated by subtracting acquired EBITDA (as defined below) from Consolidated EBITDA. EBITDA, Consolidated EBITDA and Adjusted Consolidated EBITDA are presented because we use these measures to evaluate performance of our business and believe them to be useful indicators of an entity’s debt capacity and its ability to service debt. EBITDA, Consolidated EBITDA and Adjusted Consolidated EBITDA are not recognized terms under GAAP and should not be considered in isolation or as alternatives to operating income, net income or cash flows from operating activities as indicators of our operating performance. These measures are not necessarily comparable to similarly titled measures by other companies. The following is a reconciliation of EBITDA, Consolidated EBITDA and Adjusted Consolidated EBITDA to net income.

	Three Months Ended June 30,		Six Months Ended June 30,		Twelve Months Ended June 30,
(in millions)	2024	2023	2024	2023	2024
Net income	$190.7	$130.9	$348.7	$257.1	$700.2
Interest expense, net	113.3	118.0	229.3	229.9	469.2
Provision for income taxes	13.8	63.6	80.5	116.1	213.4
Depreciation and amortization	167.5	166.0	333.0	331.8	671.6
EBITDA	485.3	478.5	991.5	934.9	2,054.4
Stock-based compensation	50.6	33.5	95.7	75.4	179.7
Acquired EBITDA and cost savings (1)	—	—	—	—	—
Loss on extinguishment of debt	27.7	—	28.8	0.6	30.4
Equity in earnings of unconsolidated affiliates, net	(17.3)	(9.4)	(19.6)	(15.1)	(104.6)
Purchase accounting adjustments (2)	1.9	2.3	3.8	4.3	8.7
ASC 606 adoption impact	(0.6)	(0.8)	(1.3)	(1.5)	(2.9)
Foreign currency translation losses	1.1	1.7	5.8	1.2	4.4
Investment gains (3)	(1.4)	(3.0)	(12.0)	(14.2)	(16.7)
Facilities and workforce restructuring	7.5	10.9	19.7	28.7	47.7
Acquisition related (4)	0.1	(7.5)	0.9	(5.2)	6.1
Other (5)	5.1	(3.2)	4.6	3.4	8.8
Consolidated EBITDA	$560.0	$503.0	$1,117.9	$1,012.5	$2,216.0
Acquired EBITDA and cost savings (1)	—	—	—	—	—
Adjusted Consolidated EBITDA	$560.0	$503.0	$1,117.9	$1,012.5	$2,216.0
Adjusted Consolidated EBITDA attributable to noncontrolling interest (6)	(1.1)	(0.6)	(2.2)	(1.2)	(3.9)
Adjusted Consolidated EBITDA attributable to SS&C common stockholders	$558.9	$502.4	$1,115.7	$1,011.3	$2,212.1

(1)
Acquired EBITDA reflects the EBITDA impact of significant businesses that were acquired during the period as if the acquisition occurred at the beginning of the period, as well as cost savings enacted in connection with acquisitions.
(2)
Purchase accounting adjustments include (a) an adjustment to increase revenues by the amount that would have been recognized if deferred revenue were not adjusted to fair value at the date of acquisitions (b) an adjustment to increase personnel and commissions expense by the amount that would have been recognized if prepaid commissions and deferred personnel costs were not adjusted to fair value at the date of the acquisitions and (c) an adjustment to increase or decrease rent expense by the amount that would have been recognized if lease obligations were not adjusted to fair value at the date of acquisitions.
(3)
Investment gains includes unrealized fair value adjustments of investments and dividend income received on investments.
(4)
Acquisition related includes costs related to both current acquisitions and the resolution of pre-acquisition matters for prior period acquisitions.
(5)
Other includes additional expenses and income that are permitted to be excluded per the terms of our Credit Agreement from Consolidated EBITDA, a financial measure used in calculating our covenant compliance.
(6)
In 2021, we entered into a joint venture named DomaniRx, LLC in which we are the majority interest holder and primary beneficiary. As such, we consolidate DomaniRx, LLC as a variable interest entity. Adjusted Consolidated EBITDA attributable to noncontrolling interest represents adjusted Consolidated EBITDA based on the ownership interest retained by the respective noncontrolling parties.

Note 4. Reconciliation of Net Income to Adjusted Net Income and Diluted Earnings Per Share Attributable to SS&C to Adjusted Diluted Earnings Per Share Attributable to SS&C

Adjusted net income and adjusted diluted earnings per share attributable to SS&C represent net income and earnings per share attributable to SS&C before amortization of intangible assets and deferred financing costs, stock-based compensation, purchase accounting adjustments and other items. We consider adjusted net income and adjusted diluted earnings per share attributable to SS&C to be important to management and investors because they represent our operational performance exclusive of the effects of amortization of intangible assets and deferred financing costs, stock-based compensation, purchase accounting adjustments, loss on extinguishment of debt and other items, that are not operational in nature or comparable to those of our competitors. Adjusted net income and adjusted diluted earnings per share are not recognized terms under GAAP. Adjusted net income and adjusted diluted earnings per share do not represent net income or diluted earnings per share, as those terms are defined under GAAP, and should not be considered as alternatives to net income or diluted earnings per share as indicators of our operating performance. Adjusted net income and adjusted diluted earnings per share attributable to SS&C as presented herein are not necessarily comparable to similarly titled measures presented by other companies. Below is a reconciliation of adjusted net income and adjusted diluted earnings per share attributable to SS&C to net income and diluted earnings per share attributable to SS&C, the GAAP measures we believe to be most directly comparable to adjusted net income and adjusted diluted earnings per share.

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions, except per share data)	2024	2023	2024	2023
GAAP – Net income	$190.7	$130.9	$348.7	$257.1
Amortization of intangible assets	149.1	147.9	296.7	294.7
Amortization of deferred financing costs and original issue discount	2.0	3.4	5.3	6.9
Stock-based compensation	50.6	33.5	95.7	75.4
Loss on extinguishment of debt	27.7	—	28.8	0.6
Purchase accounting adjustments (1)	3.1	3.6	6.1	8.4
ASC 606 adoption impact	(0.6)	(0.8)	(1.3)	(1.5)
Equity in earnings of unconsolidated affiliates, net	(17.3)	(9.4)	(19.6)	(15.1)
Foreign currency translation losses	1.1	1.7	5.8	1.2
Investment losses (gains) (2)	0.7	(0.8)	0.6	(1.8)
Facilities and workforce restructuring	7.5	10.9	19.7	28.7
Acquisition related (3)	0.1	(7.5)	0.9	(5.2)
Other (4)	5.2	(2.9)	4.5	3.9
Income tax effect (5)	(99.0)	(33.7)	(146.3)	(83.9)
Adjusted net income	$320.9	$276.8	$645.6	$569.4
Adjusted net income attributable to noncontrolling interest (6)	(1.3)	(0.6)	(2.4)	(1.2)
Adjusted net income attributable to SS&C common stockholders	$319.6	$276.2	$643.2	$568.2
Adjusted diluted earnings per share attributable to SS&C common stockholders	$1.27	$1.08	$2.55	$2.22
GAAP diluted earnings per share attributable to SS&C common stockholders	$0.75	$0.51	$1.38	$1.00
Diluted weighted-average shares outstanding	252.3	255.0	252.7	256.0

(1)
Purchase accounting adjustments include (a) an adjustment to increase revenues by the amount that would have been recognized if deferred revenue were not adjusted to fair value at the date of acquisition, (b) an adjustment to increase personnel and commissions expense by the amount that would have been recognized if prepaid commissions and deferred personnel costs were not adjusted to fair value at the date of the acquisitions and (c) an adjustment to decrease depreciation expense by the amount that would not have been recognized if property, plant and equipment were not adjusted to fair value at the date of acquisition.
(2)
Investment gains includes unrealized fair value adjustments of investments. In prior periods, investment gains also included dividend income received on investments. Prior period amounts have been revised for consistent presentation.
(3)
Acquisition related includes costs related to both current acquisitions and the resolution of pre-acquisition matters for prior period acquisitions.
(4)
Other includes additional expenses and income that are permitted to be excluded per the terms of our Credit Agreement from Consolidated EBITDA, a financial measure used in calculating our covenant compliance.
(5)
An estimated normalized effective tax rate of approximately 26% for the three and six months ended June 30, 2024 and 2023 has been used to adjust the provision for income taxes for the purpose of computing adjusted net income.
(6)
In 2021, we entered into a joint venture named DomaniRx, LLC in which we are the majority interest holder and primary beneficiary. As such, we consolidate DomaniRx, LLC as a variable interest entity. Adjusted net income attributable to noncontrolling interest represents adjusted net income based on the ownership interest retained by the respective noncontrolling parties.